Exhibit 99.1

Anterix Appoints Scott Lang as President and CEO

Lang brings more than 30 years of experience in strategic leadership, innovation, and operational excellence to Anterix

WOODLAND PARK, NJ, October 8, 2024 — Anterix (NASDAQ: ATEX) today announced the appointment of Scott Lang as President and Chief Executive Officer effective by November 1, 2024. Rob Schwartz will be stepping down after a decade of pioneering leadership and will support Lang and serve as an advisor to the Board to assist in a successful leadership transition.

Lang is a highly accomplished and seasoned global executive with a demonstrated history of innovation, having spent more than 30 years working with major companies at the intersection of telecommunications and electric utilities. As the former CEO and Executive Chairman for Silver Spring Networks, Inc., Lang played a major role in successfully positioning the company as an innovative leader within the utility sector before selling the company to Itron in 2018.

“I have never been more optimistic about Anterix’s opportunity and unique position in the industry,” said Anterix Executive Chairman Morgan O’Brien. “The Board and Anterix extend their deepest gratitude to Rob for his vision and leadership. Rob led the company to create a new market, in full collaboration with the utility sector, establishing Anterix as a technology and thought leader for grid modernization. I’m confident that Scott Lang has the experience and leadership needed to help us build on our success.”

“I want to thank Rob for his excellent work driving change within the utility sector and for the success of Anterix,” said Anterix Vice Chairman Tom Kuhn. “As Scott steps into this new role, I am confident that the company is in good hands. Scott is widely known throughout the utility sector, having previously served in various leadership roles at technology companies, including at Silver Spring Networks, where I worked closely with him as he guided the development of the utility smart grid evolution.”

“I am thrilled to be joining the Anterix team and steward the next phase of the company,” said Scott Lang. “I believe the work we did at Silver Spring Networks, and the technology evolution we enabled, is analogous to the mission of Anterix. I am eager to roll up my sleeves and jump in to help drive 900 MHz private wireless broadband throughout the utility sector.”

“I couldn’t be prouder of what we as Team Anterix have accomplished,” said Rob Schwartz. “Our mission has been both meaningful and transformative, enabling Anterix to positively impact the resiliency, security, and sustainability of our nation’s electric grid. I am excited for the future of this world-class team and our well-positioned company and believe that Scott’s strong experience will help ensure that Anterix continues to move forward positively for the benefit of our customers, partners, and shareholders.”

About Anterix

At Anterix, we engage with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 100 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Alaska, Hawaii, and Puerto Rico, we are uniquely positioned to enable private wireless broadband solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to Anterix’s business or financial results or outlook. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Risks and uncertainties that could affect Anterix’s business or financial results or outlook are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Anterix’s most recent filings on Forms 10-K and 10-Q and in other filings that Anterix makes with the SEC from time to time. These documents are available on Anterix’s website at www.anterix.com under the Investor Relations section and on the SEC’s website at www.sec.gov. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Anterix Contacts

Natasha Vecchiarelli

Vice President, Investor Relations & Corporate Communications

Anterix

973-531-4397

nvecchiarelli@anterix.com

Paul Gaige

Vice President

Burson

504-957-1434

Paul.Gaige@bursonglobal.com